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                                                                    EXHIBIT 99.1
                                                                    ------------

                          SUBSCRIPTION EXERCISE NOTICE

                          for Shares of Common Stock of

                             GRANT GEOPHYSICAL, INC.

                             -----------------------

         THE SUBSCRIPTION OFFERING WILL TERMINATE AT 5:00 P.M., CENTRAL STANDARD TIME, ON ____________, 1998 (THE "EXPIRATION DATE"). SUBSCRIPTION EXERCISE NOTICES MUST BE RECEIVED BY THE SUBSCRIPTION AGENT BY 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

                             -----------------------

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                         ELIGIBLE SUBSCRIBER INFORMATION
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                               [AFFIX LABEL HERE]

                 [LABEL TO INCLUDE NAME OF, AND NUMBER OF SHARES
                     ALLOCATED TO, THE ELIGIBLE SUBSCRIBER]

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         On the terms and subject to the conditions set forth in the Second
Amended Plan of Reorganization (the "Plan") of GGI Liquidating Corporation and this Subscription Exercise Notice, I hereby subscribe for and agree to purchase from the Selling Stockholders (as defined in the Subscription Offering Prospectus, dated _______________, 1998 (the "Subscription Offering Prospectus")) the number of shares (the "Shares") of common stock, par value $.001 per share ("Common Stock"), of Grant Geophysical, Inc. (the "Company") indicated below in the box entitled "Shares To Be Purchased," at a price of $5.00 per Share (the "Subscription Purchase Price"). I acknowledge that I am an Eligible Subscriber (as such term is defined in the Subscription Offering Prospectus dated _______________, 1998) and am therefore entitled to purchase the Shares, provided, however, that the Company shall have no obligation to sell any Shares to any Eligible Subscriber who is a resident of a jurisdiction in which the sale of Common Stock to him would constitute a violation of the securities, "Blue Sky" or other laws of such jurisdiction. The right to purchase Common Stock in the Subscription Offering is nontransferable under the Plan, and the addition to this Subscription Exercise Notice of the name of an individual who is not an Eligible Subscriber will result in the voiding of this Subscription Exercise Notice. For a complete description of the procedures for subscribing for Shares of Common Stock, see the information set forth under the heading "Subscription Procedures" in the Subscription Offering Prospectus. For a description of certain of the risks associated with an investment in the Shares, see the information set forth in the Subscription Offering Prospectus under the heading "Risk Factors."

                             The Subscription Agent:

                              LASALLE NATIONAL BANK
                       Corporate Trust Operations, Rm 1811
                            135 South LaSalle Street
                                Chicago, IL 60603
                                 1-800-246-5761
                                  312-904-2553



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                        SUBSCRIPTION EXERCISE PROCEDURES
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Eligible Subscribers should complete the following steps prior to 5:00 p.m. on the Expiration Date:

         (1) Complete and return this Subscription Exercise Notice by mail, overnight delivery or hand delivery to:

                        LaSalle National Bank
                        Corporate Trust Operations    Room 1811
                        135 South LaSalle Street
                        Chicago, IL  60603

                        Attn: Grant Geophysical, Inc. Subscription Offering

         (2) Payment for Shares must be made by certified check or bank draft drawn upon a United States Bank or wire transfer in an amount equal to the product of the Subscription Purchase Price and the number of shares sought to be purchased. Checks should be made payable to: LaSalle National Bank and wire transfers should be addressed to:


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As promptly as practicable following the Expiration Date, the Subscription Agent will mail (or cause to be mailed), to each Eligible Subscriber that has sought to subscribe for Shares, a written statement specifying the number of Shares that were validly and effectively purchased by such Eligible Subscriber, together with a stock certificate representing the Shares purchased.

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         If this Subscription Exercise Notice is executed on behalf of a corporation, partnership, trust or other entity, I represent that the person(s) signing this Subscription Exercise Notice has/have been duly authorized to execute this Subscription Exercise Notice and all other instruments in connection with the purchase of the Shares and the signature(s) is/are binding upon such corporation, partnership, trust or other entity. The Selling Stockholders retain the right to request the production of an appropriate certification of such authorization.

         In the event there is any conflict between this Subscription Exercise Notice and the Subscription Offering Prospectus, the terms set forth in the Subscription Offering Prospectus shall be controlling.

         This Subscription Exercise Notice may be amended only in writing by the Eligible Subscriber named above, and only if such writing is received before the Expiration Date.


                            -----------------------

         Shares will be issued in the name(s) and sent to the address specified in the box captioned "Stock Registration."




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                             SHARES TO BE PURCHASED
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Allocation:        _______________ Shares

Instruction:      Your "Allocation" is the number of Shares set forth in the box entitled Eligible Subscriber Information set forth above. You may subscribe to purchase your Allocation in full, or you may subscribe to purchase any number of Shares less than your Allocation. Indicate below the number of shares you will purchase. No fractional shares will be issued. Please complete the following sentence:

                  I HEREBY SUBSCRIBE TO PURCHASE FROM THE SELLING STOCKHOLDERS ___________ SHARES AT THE SHARE PURCHASE PRICE OF $5.00.

Purchase          Number of Shares      Share Purchase        Total Purchase
Price:                Purchased         *   Price    =           Price

                                            $5.00             $
                  ----------------                             ---------------

Method of         Check the appropriate box that shows how you wish to pay for
Payment:          the Shares.

                  [ ] certified check or bank draft        [ ] wire transfer

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                               STOCK REGISTRATION
                  (See Guidelines for Registering Stock below)
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
---------------------------------------                       -------------------------------
Name(s) in which stock is to be registered                    Number of Shares to be registered
The right to purchase Common Stock in the Subscription Offering is not transferable under the Plan, and the addition to this Subscription Exercise
Notice of the name of an individual who is not an Eligible Subscriber will result in the voiding of this Subscription Exercise Notice.


---------------------------------------                       -------------------------------
Name(s) in which stock is to be registered                    Number of Shares to be registered
The right to purchase Common Stock in the Subscription Offering is not transferable under the Plan, and the addition to this Subscription Exercise
Notice of the name of an individual who is not an Eligible Subscriber will result in the voiding of this Subscription Exercise Notice.

                         -----------------------------------------------------------------
                                                  Street Address

           --------------------------------                   -------------------------------
           City                                               County

           --------------------------------                   -------------------------------
           State                                              ZIP Code

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Social Security or Tax ID Number

Day Telephone
              ------------------------------

Evening Telephone
                  --------------------------

The manner of ownership shall be:

[  ]     Individual
[  ]     Joint Tenants
[  ]     Tenants in Common
[  ]     Other
               ---------------------------------------------------
              (write in corporation, partnership, trust, estate, etc.)

Delivery of stock certificate will be made to the address you specify above.

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
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SUBSTITUTE                          Part 1 -- PLEASE PROVIDE YOUR                         Social Security Number
                                    TIN IN THE BOX AT RIGHT AND                                    or
FORM W-9                            CERTIFY BY SIGNING AND DATING                    Employer Identification Number
                                    BELOW
Department of the Treasury                                                                    ------------------
Internal Revenue Service

Payor's Request for Taxpayer
Identification Number (TIN)
                                    CERTIFICATION -- UNDER PENALTIES OF PERJURY, I CERTIFY    Part 2 -- THAT (1) the number
                                    shown on this form is my correct taxpayer
                                    identification number (or I am waiting for a number       Awaiting TIN [ ]
                                    to be issued I am not subject to backup withholding
                                    either because I am exempt from backup withholding,
                                    I have not been notified by the Internal Revenue          ------------------------------
                                    Service (the "IRS") that I am subject to backup
                                    withholding as a result of a failure to report all
                                    interest or dividends or the IRS has notified me that       Part 3 --
                                    I am no longer subject to backup withholding and (3) any
                                    other information provided on this form is true and         Exempt [ ]
                                    correct.

                                    Name
                                         ----------------------------------------------------
                                    Address
                                             ------------------------------------------------

                                    ---------------------------------------------------------
                                                         (Include Zip Code)

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You must cross out item (2) in the certification above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return and you have not been notified by the IRS that you are no longer subject to backup withholding.
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




          NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN
             BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU.

                   YOU MUST COMPLETE THE FOLLOWING CERTIFICATE
                       IF YOU CHECKED THE BOX IN PART 2 OF
                               SUBSTITUTE FORM W-9



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             CERTIFICATE OF AWAITING TAX PAYER IDENTIFICATION NUMBER
                  I certify under penalties of perjury that a taxpayer
        identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Center or Social Security
        Administration Office or (b) I intend to mail or delivery an application in the near future. I understand that if I do not provide a taxpayer identification number within sixty (60) days, 31% of all reportable payments made to me thereafter will be withheld until I provide a number.


---------------------------------             ------------------------------------
           Signature                                         Date

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                            IMPORTANT TAX INFORMATION





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                                 ACKNOWLEDGMENT

        I have received and carefully reviewed the Subscription Offering Prospectus with respect to the Subscription Offering and sale of the Shares, including the information set forth under the heading "Risk Factors," which describes certain of the risks associated with an investment in the Shares. No information or representations have been given to me by representatives of the Company, the Selling Stockholders or anyone else other than those contained in the Subscription Offering Prospectus.

        This Subscription Exercise Notice cannot be revoked or amended by me after the Expiration Date. After acceptance by the Selling Stockholders, this Subscription exercise Notice shall be binding on my heirs, estate, legal representatives, assigns and successors, and shall survive my death, disability or dissolution.

        THIS SUBSCRIPTION EXERCISE NOTICE MUST BE RECEIVED BY 5:00 P.M. CENTRAL STANDARD TIME ON ________________, 1998 IN ORDER TO PARTICIPATE IN THE SUBSCRIPTION OFFERING. RETURN YOUR COMPLETED SUBSCRIPTION EXERCISE NOTICE IN THE ENVELOPE PROVIDED.


                       SIGNATURE(S) OF ELIGIBLE SUBSCRIBER
                  (See Guidelines for Registering Stock below)

NOTE: THIS SUBSCRIPTION EXERCISE NOTICE IS NOT VALID UNLESS SIGNED.

THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.


------------------------------------                 --------------------------
Signature                                            Date

------------------------------------                 --------------------------
Signature                                            Date


----------------------------------------------------------
Title (if subscribing as custodian, corporate officer, etc.)


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                                   ACCEPTANCE
                     (for use by Selling Stockholders Only)

         Accepted for ______________ Shares of Common Stock at a total Purchase Price of $_________________.


Elliott Associates, L.P.               Westgate International, L.P.

By:                                    By:
   ----------------------------           ------------------------------


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




                        GUIDELINES FOR REGISTERING STOCK

        For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations which we will use in issuing your Grant Geophysical, Inc. Stock Certificate(s). If you have any questions, please consult your legal advisor.

        Stock ownership must be registered in one of the following manners.

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GENERAL INSTRUCTIONS:      -        Include the first name, middle initial and
                                    last name of each person listed. Avoid the use of an initial in place of the first name.

                           -        Do not use titles such as "Mr.," "Mrs.,"
                                    "Dr.," etc.

                           - Omit words that do not affect ownership rights such as "special account," "personal property," etc.

                           - Check the appropriate space in the box captioned "Stock Registration" to indicate manner of ownership.

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INDIVIDUAL:                         Instructions: In the box captioned "Stock
                                    Registration," print the first name, middle initial and last name of the stockholder. In the box captioned "Signature(s) of Stockholder(s)," the stockholder must sign his or her name.

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JOINT TENANTS:                      Joint Tenancy with Right of Survivorship
                                    identifies two or more persons as owners of the stock. Upon the death of one of the owners, ownership automatically passes to the surviving tenant(s).

                                    Instructions: In the box captioned "Stock
                                    Registration," print the first name, middle initial and last name of each joint tenant. In the box captioned "Signature(s) of Stockholder(s)," each stockholder must sign his or her name.

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TENANTS IN COMMON:                  Tenants in Common identifies two or more
                                    persons as owners of the stock. Upon the death of one co-tenant, ownership of the stock passes to the heirs of the deceased co-tenant and the surviving co-tenant(s).

                                    Instructions: In the box captioned "Stock
                                    Registration," print the first name, middle initial and last name of each co-tenant. In the box captioned "Signature(s) of Stockholder(s)," each stockholder must sign his or her name.

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CORPORATION OR                      Instructions: In the box captioned "Stock
PARTNERSHIP                         Registration," print the name of the
                                    corporation, partnership, trust, estate or other entity. In the box captioned
                                    "Signature(s) of Stockholder(s)," the
                                    authorized signatory/signatories for the corporation, partnership, trust, estate or other entity must sign his, her or their names, as the case may be.

================================================================================

FOR ASSISTANCE COMPLETING THIS SUBSCRIPTION EXERCISE NOTICE OR QUESTIONS REGARDING THE SUBSCRIPTION OFFERING, CALL THE SUBSCRIPTION AGENT AT (312) 904-2553 AND ASK TO SPEAK TO A REPRESENTATIVE ABOUT THE GRANT GEOPHYSICAL, INC. SUBSCRIPTION OFFERING.